                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

CKE Restaurants, Inc.
Ratio of Earnings to Fixed Charges

                                                   28 Weeks 28 Weeks
                                                    Ended    Ended
Fiscal period                                      8/9/04   8/11/03    2004    2003     2002       2001      2000
                                                   ------   -------    ----    ----     ----       ----      ----
Earnings before fixed charges
     Income (loss) before income taxes,
      discontinued operations and cumulative
          effect of accounting change for
          goodwill                                 1,163     2,936   (43,927)  17,878  (84,540)  (205,264) (47,460)
     Fixed charges                                39,440    38,330    70,318   69,363   81,375    103,719   92,389
                                                  ------    ------    ------   ------   ------    -------   ------
                                                  40,603    41,266    26,391   87,241   (3,165)  (101,545)  44,929
                                                  ======    ======    ======   ======   ======    =======   ======
Fixed charges:
     Interest expense                             23,699    21,202    39,991   39,954   53,937     70,541   63,283
     Interest component of rent expense           15,741    17,128    30,327   29,409   27,438     33,178   29,106
                                                   -----     -----   --------  ------  -------    -------   ------
                                                  39,440    38,330    70,318   69,363   81,375    103,719   92,389
                                                  ======    ======    ======   ======   ======    =======   ======
Ratio of earnings to fixed charges                   1.0       1.1        --      1.3       --         --       --
                                                  ======    ======    ======   ======   ======    =======   ======
Deficiency (if any)                                   --        --   (43,927)      --  (84,540)  (205,264) (47,460)
Rent expense                                      47,223    51,383    90,980   88,226   82,314     99,534   87,318
Interest component (1/3 of rent expense)          15,741    17,128    30,327   29,409   27,438     33,178   29,106